HMI TECHNOLOGIES, INC.
ASSET SALE AGREEMENT

     THIS AGREEMENT is made as of this 1st day of January 1, 2006 by and between HMI TECHNOLOGIES, INC., a Nevada corporation (“HMIT”), and MAX WEISSENGRUBER (“Weissengruber”) and D. BRIAN ROBERTSON (“Robertson”).

     WHEREAS, HMIT desires to purchase from Weissengruber and Robertson those certain assets more fully described in Attachment A attached hereto (the “Assets”);

WHEREAS, Weissengruber and Robertson desire to sell the Assets as hereinafter provided;

     NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties hereto agree as follows:

     1. Purchase of Assets. At the closing of this Agreement (the “Closing”), upon the basis of the covenants, warranties and representations of Weissengruber and Robertson and HMIT set forth in this Agreement, Weissengruber & Robertson will sell, transfer, assign, and deliver the Assets to HMIT. The Assets shall be delivered free and clear of all liens and encumbrances.

     2. Purchase Price. The purchase price for the Assets shall be 80,000,000 common shares of HMIT with 40,000,000 common shares being issued to each of Max Weissengruber & D. Brian Robertson.

     3. Representations and Warranties of Weissengruber & Robertson. Where a representation contained in this Agreement is qualified by the phrase “to the best of Weissengruber & Robertson’s knowledge” (or words of similar import), such expression means that, after having conducted a due diligence review, Weissengruber & Robertson believe the statement to be true, accurate, and complete in all material respects. Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. Weissengruber and Robertson represent and warrant to HMIT as follows:

     (a) Power and Authority. Weissengruber & Robertson have full power and authority to execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith.

     (b) Binding Effect. Upon execution and delivery by Weissengruber & Robertson, this Agreement shall be and constitute the valid, binding and legal obligations of Weissengruber & Robertson, enforceable against them in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) No Consents. No consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Closing, be obtained or made by Weissengruber & Robertson prior to the Closing to authorize the execution, delivery and performance by Weissengruber & Robertson of this Agreement.

     (d) Ownership of the Assets to be Sold Weissengruber & Robertson. Weissengruber & Robertson have good, absolute, and marketable title to the Assets. Weissengruber & Robertson have the complete and unrestricted right, power and authority to cause the sale, transfer, and assignment of the Assets pursuant to this Agreement. The delivery of the Assets to HMIT as herein contemplated will vest in HMIT good, absolute and marketable title to the Assets as described herein, free and clear of all liens, claims, encumbrances, and restrictions of every kind.

     (e) Representations and Warranties True and Complete. All representations and warranties of Weissengruber & Robertson in this Agreement are true, accurate and complete in all material respects as of the Closing.

     (f) No Knowledge of Default. Weissengruber & Robertson have no knowledge that any representations and warranties of HMIT contained in this Agreement are untrue, inaccurate or incomplete or that HMIT is in default under any term or provision of this Agreement.

     (g) No Untrue Statements. No representation or warranty by Weissengruber & Robertson in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

     (h) Reliance. The foregoing representations and warranties are made by Weissengruber & Robertson with the knowledge and expectation that HMIT is placing complete reliance thereon.

     4. Representations and Warranties of HMIT. Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. HMIT hereby represents and warrants to Weissengruber & Robertson as follows:

     (a) Power and Authority. HMIT has full power and authority to execute, deliver and perform this Agreement.

     (b) Binding Effect. Upon execution and delivery by HMIT, this Agreement shall be and constitute the valid, binding and legal obligations of HMIT enforceable against HMIT in accordance with the terms hereof or thereof, except as the enforceability hereof and thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) No Consents. No consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Closing, be obtained or made by HMIT prior to the Closing to authorize the execution, delivery and performance by HMIT of this Agreement.

     (d) Representations and Warranties of HMIT True and Complete. All representations and warranties of HMIT in this Agreement are true, accurate and complete in all material respects as of the Closing.

     (e) No Knowledge of Weissengruber & Robertson’s Default. HMIT has no knowledge that any of Weissengruber & Robertson’s representations and warranties contained in this Agreement are untrue, inaccurate or incomplete in any respect or that Weissengruber & Robertson are in default under any term or provision of this Agreement.

     (f) No Untrue Statements. No representation or warranty by HMIT in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

     (g) Reliance. The foregoing representations and warranties are made by HMIT with the knowledge and expectation that Weissengruber & Robertson are placing complete reliance thereon.

     5. The Nature and Survival of Representations, Covenants and Warranties. All statements and facts contained in any memorandum, certificate, instrument, or other document delivered by or on behalf of the parties hereto for information or reliance pursuant to this Agreement, shall be deemed representations, covenants and warranties by the parties hereto under this Agreement. All representations, covenants and warranties of the parties shall survive the Closing and all inspections, examinations, or audits on behalf of the parties, shall expire one year following the Closing.

     6. Further Conveyances and Assurances. After the Closing, HMIT and Weissengruber and Robertson, each, will, without further cost or expense to, or consideration of any nature from the other, execute and deliver, or cause to be executed and delivered, to the other, such additional documentation and instruments of transfer and conveyance, and will take such other and further actions, as the other may reasonably request as more completely to sell, transfer and assign to and fully vest in HMIT ownership of the Assets and to consummate the transactions contemplated hereby.

     7. Closing. The Closing of this Agreement shall be on January 1, 2006, subject to acceleration or postponement from time to time as the parties hereto may mutually agree.

     8. Deliveries at the Closing by Weissengruber & Robertson. At the Closing Weissengruber & Robertson:

(a) Shall deliver the Assets to HMIT.

     (b) Shall deliver any other document which may be necessary to carry out the intent of this Agreement.

     9. Deliveries at the Closing by HMIT. At the Closing, HMIT shall deliver to Weissengruber & Robertson the following:

     (a) The purchase price, which shall be evidenced by two HMIT restricted Common share certificates for 40,000,000 each in the names of Max Weissengruber & D. Brian Robertson

(b) Any other document which may be necessary to carry out the intent of this Agreement.

     10. No Assignment. This Agreement shall not be assignable by any party without the prior written consent of the other parties, which consent shall be subject to such parties’ sole, absolute and unfettered discretion.

     11. Attorney’s Fees. In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for enforcement of the covenants contained in this Agreement, the parties hereby covenant and agree that the party or parties who are found to be in violation of said covenants shall also be liable for all reasonable attorney’s fees and costs of court incurred by the other party or parties that bring suit.

     12. Benefit. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties hereto, and his respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     13. Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     14. Waiver. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     15. Cumulative Rights. The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     16. Invalidity. In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

     17. Time of the Essence. Time is of the essence of this Agreement.

     18. Incorporation by Reference. The Attachments to this Agreement referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

     19. Controlling Agreement. In the event of any conflict between the terms of this Agreement or Attachments referred to herein, the terms of this Agreement shall control.

     20. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile transmission of this signed Agreement or an email of this Agreement containing digitized signatures shall be legal and binding on all parties hereto.

     21. Law Governing. This Agreement shall be construed and governed by the laws of the State of Nevada.

     22. Entire Agreement. This instrument and the attachments hereto contain the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     IN WITNESS WHEREOF, this Agreement has been executed in multiple counterparts on the date first written above.

HMI TECHNOLOGIES, INC.

By /s/ signed
, Chief Executive officer

/s/ Max Weissengruber
MAX WEISSENGRUBER

/s/ D. Brian Robertson
D. DRIAN ROBERTSON

Attachment:

Schedule A           Net Assets Purchased